UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  May 8, 2017

 LEO MOTORS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53525	81-4108026
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

ES Tower 7F, Teheranro 52 Gil 17, Gangnamgu, Seoul Republic of Korea	06212
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01                       Entry Into a Material Definitive Agreement

On May 8, 2017, Leo AIC Co., Ltd. (“Leo AIC”), a subsidiary of Leo Motors, Inc., a Nevada corporation (the “Company”) entered into a joint venture company agreement (the “JV Agreement”) with Lan Zhou Xinqu Zhonghan Chanye Jingji Fazhan Gongsi Co., Ltd. (“LZC”), a company established and existing under the laws of the People’s Republic of China, to establish a joint venture (the “JV”) in China, to develop, manufacture and sell street lamps and products for a “smart” city.

 Pursuant to the JV Agreement, the JV will have a registered capital of RMB 100,000,000 (approximately $14.5 million), with LZC owning 51% and Leo AIC owning 49%. The total capital contribution shall be completed no later than 90 days from the date Senyuan Leo is incorporated, which deadline may be further extended if necessary.

In addition, the JV Agreement contains customary provisions such as representations and warranties and shareholders rights and responsibilities.

The foregoing description of the JV Agreement is not complete and is qualified in its entirety by reference to the full text of Exhibit 10.1which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01                      Other Events.

On May 8, 2017, the Company issued a press release announcing the JV Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Description
10.1	Joint Venture Company Agreement, dated May 8, 2017
99.1	Press Release, dated May 8, 2017, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: May 9, 2017	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer

By: /s/ Jun Heng Park
Jun Heng Park
Co-Chief Executive Officer